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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our reports and to all references to our firm included in or made part of this registration statement.

                                                    /s/ Arthur Andersen LLP

Washington, D.C.
February 2, 1999